SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                   FORM 8-K/A

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



                         Date of Report: August 29, 1997





                         SAVOIR TECHNOLOGY GROUP, INC.
          -------------------------------------------------------------
             (Exact name of registrant as specified in its charter)




          DELAWARE                     0-11560                 94-2414428
----------------------------      ----------------       ----------------------
(State or Other Jurisdiction        (Commission             (I.R.S. Employer
      of Incorporation)             File Number)         Identification Number)



          254 EAST HACIENDA AVENUE, CAMPBELL, CA                95008
       --------------------------------------------        --------------
         (Address of principal executive offices)            (Zip Code)



                                 (408) 379-0177
                             ---------------------
                         (Registrant's telephone number,
                              including area code)

This Current Report on Form 8-K is being amended to revise the pro-forma financial statements which are exhibits hereto, to eliminate certain prior adjustments in order to reflect events which occurred subsequent to the date of the original filing.



Item 5.      OTHER EVENTS.

         On August 29, 1997, Western Micro Technology, Inc. (the "Registrant") issued the press release attached hereto as Exhibit 99.1 and incorporated by reference. The press release related to the Company's announcement that it had signed an amendment, attached hereto as Exhibit 2.1 and incorporated by reference (the "Amendment"), with the stockholders of Star Management Services, Inc. ("Star") to extend the closing date of the proposed acquisition by the Registrant of the outstanding capital stock of Star (the "Acquisition") as set forth in the Stock Purchase Agreement dated as of June 4, 1997 (filed as Exhibit
2.1 to Amendment No. 2 of the Registrant's Current Report on Form 8-K filed on July 16, 1997) as amended by the letter agreement dated July 22, 1997 (together the "Amended Purchase Agreement") from August 31, 1997 to September 5, 1997.

         The Amendment further provides, among other things, that: (1) while maintaining the effectiveness of the agreement, the Registrant pay an additional $500,000 to satisfy the total termination fee of $1,000,000 that it would have owed pursuant to the Amended Purchase Agreement; (2) if the Acquisition is completed by September 5, $500,000 of the termination fee shall be credited toward the payment of the purchase price; (3) the non-solicitation provisions set forth in Section 6.2(e) of the Amended Purchase Agreement shall not apply to any negotiations between Star and Arrow Electronics, Inc. or any affiliate or subsidiary thereof; (4) certain payment terms of the cash and stock provided to stockholders of Star under the Amended Purchase Agreement shall be modified as described more fully therein; and (5) Registrant shall transfer all rights to the name "Business Partner Solutions" to Star.

         On September 5, 1997, the Company signed a second amendment, attached hereto as Exhibit 2.2 and incorporated by reference (the "Second Amendment") with the stockholders of Star to extend the closing date of the Acquisition from September 5, 1997 to September 30, 1997. The Second Amendment further provides that: (1) Registrant agrees to have all of the funds necessary to consummate the contemplated transactions held in escrow on or before September 23, 1997; (2) certain payment terms of the cash and stock provided to stockholders of Star under the Amended Purchase Agreement shall be modified as described more fully therein; and (3) Registrant's shares issued or issuable upon the exercise of any warrants by Carlton Joseph Mertens II shall not be included for purposes of calculating the 20% threshold set forth in section 2.9 of the Amended Purchase Agreement.


         The following table sets forth selected unaudited pro forma combined financial information of the Company and Star at the dates and for the fiscal year ended December 31, 1996 and six-month period ended June 30, 1997. The pro forma information contained herein supersedes in their entirety the pro forma information contained in Amendment No. 1 and Amendment No. 2 to the Registrant's Current Report on Form 8-K dated June 18, 1997 and July 16, 1997, respectively and in the Registrant's Current Report on Form 8-K dated July 23, 1997. The pro forma information is presented for informational purposes only, and is not necessarily indicative of the operating results or financial position that would have occurred if the Star Acquisition had been consummated at the beginning of the periods presented, nor is it necessarily indicative of the future operating results or financial position. The parties intend that the Star Acquisition will be accounted for as a purchase in accordance with Accounting Principles Board Opinion Number 16. For pro forma purposes, the Star financial data covers the approximate comparable financial reporting periods used by the Company (see footnote 1 below).

UNAUDITED PRO FORMA STATEMENT OF OPERATIONS DATA

                                      Year Ended December 31, 1996 (1)           Six Months Ended June 30, 1997 (1)
                                Western               Pro Forma   Pro Forma  Western               Pro Forma   Pro Forma
                                Micro       Star    Adjustments   Combined    Micro       Star    Adjustments  Combined
                               --------    -------  -----------   --------   -------     -------  -----------  --------
                                                        (in thousands, except per share data)


Net sales(A)................   $131,697    $76,495  $     --      $208,192  $ 75,836     $42,398 $      --     $118,234
Cost of goods sold..........    114,389     66,383        --       180,772    63,274      36,982        --      100,256
                               --------    -------  --------      --------   -------     -------  --------     --------
Gross profit................     17,308     10,112        --        27,420    12,562       5,416        --       17,978

Selling, general and
    administrative expenses,
    including amortization..     14,123      7,217    2,617 (2)     21,645    10,603       3,772     1,309 (2)    15,106
                                                     (2,312)(3)                                       (578)(3)
                             ----------- --------- --------    ----------- ---------  ----------  --------     ---------
Operating income............      3,185      2,895     (305)         5,775     1,959       1,644      (731)        2,872
                              ---------    ------- --------      ---------   -------    --------  --------     ---------

Interest expense............        978         81    4,071 (4)      5,130       928          --     2,036 (4)     2,964
Other expense (income)......       (407)        --       --           (407)     (231)         --        --        (231)
Income tax expense..........        276        963     (818)(5)        421       312          --      (256)(5)      56
                              ---------   -------- --------      ---------  --------     ------- ---------     ---------

Net income..................  $   2,338    $ 1,851 $ (3,558)     $     631  $    950     $ 1,644 $  (2,511)    $      83
                              =========    ======= ========      =========  ========     ======= =========     =========

Net income per share:
   -- Primary...............     $ 0.51     $   --   $   --         $ 0.13    $ 0.19      $   --    $   --        $ 0.02
   -- Fully diluted.........       0.50         --       --           0.12      0.19          --        --          0.02

Number of shares used in per
   share calculations:
   -- Primary...............      4,510         --      460 (6)      4,970     5,080          --       460 (6)     5,540
   -- Fully diluted.........      4,663         --      460          5,123     5,106          --       460         5,566


----------


(1) For purposes of the pro forma combined data, Star's financial data for its fiscal year ended October 31, 1996 and its fiscal six months ended April 30, 1997 have been combined with the Company's financial data for the fiscal year ended December 31, 1996 and the six months ended June 30, 1997, respectively.
(2) Increase in amortization of goodwill and other intangibles associated with the Star Acquisition.
(3) Reduction in Star's executive compensation to reflect Star Acquisition.
(4) Increase in interest expense associated in connection with the placement of
    15.7 million of subordinated debt to be incurred to finance the Star Acquisition, $10.0 million overadvance (senior secured note), and $6.5 million original principal amount of notes proposed to be issued to the selling stockholders in the Star Acquisition ("Seller Notes").
(5) Tax adjustment to reflect 40% overall tax rate applicable to pro forma results.
(6) Issuance of restricted Common Stock as consideration in proposed Star Acquisition.
(A) The pro forma amounts do not include adjustments for sales that would have occurred between the distribution business of Star and the end-user business if the spin-off of the end-user business had occurred at the beginning of each period presented. The Company has assigned no value to the agreement with IBM associated with the acquisition because: (i) the terms of the agreement can be changed by IBM with 30 days written notice; (ii) IBM may terminate the agreement upon 90 days written notice; (iii) the agreement is non-exclusive and provides for no franchise rights; (iv) IBM may withdraw its products or services at any time under the agreement; and (v) IBM may assign the agreement and any outstanding orders to any other IBM related company at any time. If the IRA Agreement had been in effect since the beginning of the fiscal year 1996 (in lieu of direct sales), net sales would have amounted to an estimated $246,914,000 and $139,138,000 for the fiscal year ended December 31, 1996, and six months ended June 30, 1997, respectively. Estimated cost of goods sold for these periods would have been $216,145,000 and $120,221,000, respectively. The difference from historical net revenue amounts is due to the elimination of sales related to product lines not acquired by the Company and the effect of discounted selling prices under the IRA Agreement, while the difference in cost of goods sold is due solely to the exclusion of costs related to product lines not acquired (principally Hewlett-Packard products).

UNAUDITED PRO FORMA BALANCE SHEET DATA AT JUNE 30, 1997(1)

                                          Western                                 Pro Forma          Pro Forma
                                           Micro                Star             Adjustments         Combined
                                         --------             -------            -----------         ---------
                                                                     (in thousands)


Working capital.....................       7,997               4,390             (24,107)(2)          (11,720)
Net trade accounts receivable.......      36,869               8,297                                   45,166
Inventories.........................      19,542               5,597                                   25,139
Total assets........................      69,407              20,673              50,385 (3)          140,465
Long-term debt......................         662                  --              23,453 (4)           24,115
Stockholders' equity................      19,051               5,079               2,825 (5)           26,955

----------

(1) For purposes of the pro forma combined data, Star's financial data at April 30, 1997 have been combined with the Company's financial data at June 30, 1997.

(2) Increase in short-term borrowings under new Revolver of $13,543,000, increase in current portion of long-term debt of $4,649,000 to reflect amortization of overadvance facility and $3,377,000 to reflect discounted current portion of Seller Notes and an increase in accrued expenses of $2,538,000 to reflect Star Acquisition costs. (Excludes the $1,000,000 adjustment of accounts receivable reflected in the initial 8-K filing which was based solely on an analysis of Star's customer losses and related collection exposures due to IBM's policy of permitting Star customers to change distributors in the event of an acquisition, as well as the prior $500,000 adjustment of inventory which was based solely on an analysis of expected Star inventory obsolescence associated with the potential vendor realignment. These adjustments were subsequently determined to be unnecessary based on actual experience of the Company.)
(3) Increase in goodwill and other intangibles.
(4) Increase in overadvance of $5,351,000, in Seller Notes of $3,102,000, and in subordinated debt of $15,000,000.
(5) Issuance of $4,169,900 in restricted Common Stock to Seller at closing and increase of $1,875,000 attributable to warrants which the Company believes it will be required to issue in connection with the placement of the subordinated debt to be incurred to finance the Star Acquisition, net of a $3,219,000 reduction to reflect a transfer of $2,500,000 net assets at closing.


ITEM 7.     FINANCIAL STATEMENTS AND EXHIBITS.

            (a)   Exhibits.


                    *2.1 Amendment to Stock Purchase Agreement by and among Harvey E. Najim, Carlton Joseph Mertens II and Western Micro Technology, Inc. dated August 29, 1997.

                    *2.2 Second Amendment to Stock Purchase Agreement by and among Harvey E. Najim, Carlton Joseph Mertens II and Western Micro Technology, Inc. dated September 5, 1997.

                    *99.1   Press Release dated August 29, 1997.


----------------


*Filed previously.

                                    SIGNATURE


    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


    Dated: February 16, 1998

                                            SAVOIR TECHNOLOGY GROUP, INC.




                                            By       /s/ James W. Dorst
                                               --------------------------------
                                                       James W. Dorst
                                                   Chief Financial Officer

                                  EXHIBIT INDEX



      EXHIBIT NO.                                 DESCRIPTION



         *2.1 Amendment to Stock Purchase Agreement by and among Harvey Najim, Carlton Joseph
                          Mertens II and Western Micro Technology,
                          Inc. dated August 29, 1997.


         *2.2             Second Amendment to Stock Purchase
                          Agreement by and among Harvey Najim,
                          Carlton Joseph Mertens II and Western Micro
                          Technology, Inc. dated September 5, 1997.


         *99.1            Press Release dated August 29, 1997.



-----------------


*Filed previously.



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